EXHIBIT 1
                                   ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------


Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


Date: February 1, 1994


                      THE ROBINSON-HUMPHRIES COMPANY, INC.



                      By: /s/ Mary Barnes Jenkins
                         ---------------------------
                         Name:  Mary Barnes Jenkins
                         Title:   Assistant Secretary



                      SMITH BARNEY SHEARSON INC.



                      By: /s/ Howard M. Darmstadter
                         ---------------------------
                         Name:  Howard M. Darmstadter
                         Title:   Assistant Secretary


                      SMITH BARNEY SHEARSON HOLDINGS INC.



                      By: /s/ Mary Barnes Jenkins
                         ---------------------------
                         Name:  Mary Barnes Jenkins
                         Title:   Assistant Secretary
























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                      THE TRAVELERS INC.



                      By: /s/ Mary Barnes Jenkins
                         ---------------------------
                         Name:  Mary Barnes Jenkins
                         Title:   Assistant Secretary